Exhibit (h) (2)

HENNESSY FUNDS TRUST
AMENDMENT TO THE
 TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of June 4, 2014 and effective as of October 1, 2014 to the Transfer Agent Servicing Agreement, dated as of July 1, 2005, as amended October 28, 2008, February 5, 2009, and February 28, 2014 (the “Agreement”), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

HENNESSY FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Daniel Steadman	By: /s/ Michael R. McVoy

Name: Daniel Steadman	Name: Michael R. McVoy

Title: EVP	Title: Executive Vice President

Amended Exhibit B to the Fund Administration Servicing Agreement
Amended Exhibit B to the Fund Accounting Servicing Agreement
Amended Exhibit B to the Distribution Agreement
Amended Exhibit C to the Transfer Agent Servicing Agreement
Amended Exhibit D to the Custody Agreement

U.S. BANCORP FUND SERVICES, LLC
                              ANNUAL FEE SCHEDULE
         Effective October 1, 2014

Annual fee schedule per fund for the following Hennessy Funds (the “fund complex”):

Hennessy Cornerstone Growth Fund
Hennessy Focus Fund
Hennessy Cornerstone Mid Cap 30 Fund
Hennessy Cornerstone Large Growth Fund
Hennessy Cornerstone Value Fund
Hennessy Large Value Fund
Hennessy Total Return Fund
Hennessy Equity and Income Fund
Hennessy Balanced Fund
Hennessy Core Bond Fund
Hennessy Gas Utility Index Fund
Hennessy Small Cap Financial Fund
Hennessy Large Cap Financial Fund
Hennessy Technology Fund
Hennessy Japan Fund
Hennessy Japan Small Cap Fund

Annual fee based upon fund complex net assets:

12 basis points on all net assets up to $2 billion
10 basis points on the next $2 billion of net assets
8 basis points on the next $2 billion of net assets
5 basis points on net assets greater than $6 billion
Minimum annual fee: $600,000 for fund complex

Extraordinary services – quoted separately
Fees are billed monthly

Annual fee includes all fund expenses, excluding extraordinary expenses, related to the agreements indicated above.

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